UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 22, 2006

Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation or
organization)

Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(441) 278-9250

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b)

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement.

On December 21, 2006, Arch Reinsurance Ltd. (“ARL”), a subsidiary of Arch Capital Group Ltd. (“ACGL”), as obligor, signed an Amended and Restated Letter of Credit and Reimbursement Agreement, dated as of December 21, 2006 (as amended and restated, the “Agreement”), with Barclays Capital, as mandated lead arranger, Barclays Bank PLC (“Barclays”), as agent and lender, and ING Bank N.V., London Branch and Lloyds TSB Bank plc, as lenders (together with Barclays, the “Lenders”).  The Agreement amends and restates the Amended & Restated Letter of Credit and Reimbursement Agreement, dated as of December 31, 2005 (the “Original Agreement”), between ARL, as obligor, and Barclays, as agent and issuer.  The Agreement is attached hereto as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

The Agreement reduces the maximum face amount of letters available for issuance from $200 million in the Original Agreement to $150 million.  The Agreement is a secured letter of credit facility, with fees payable to the Lenders based on outstanding commitments under the facility.  The Agreement provides that ARL may request that the Lenders issue or renew letters of credit in U.S. Dollars, Pounds Sterling or Euros having an expiration date of up to four years from the date of issue during the period starting from the date of the Agreement and ending December 31, 2007.

The Agreement contains customary covenants which limit our ability to dispose of material assets, incur liens or indebtedness under certain circumstances.  Most of these restrictions are subject to certain minimum thresholds and exceptions.  The Agreement also contains certain affirmative covenants which provide, among other things, that ARL maintain certain financial strength ratings.  In addition, the Agreement provides that the obligations of ARL may be accelerated upon the occurrence and continuation of certain events of default.  Such events include (subject to certain materiality thresholds and grace periods) payment defaults, covenant defaults, failure by ACGL to maintain minimum levels of net worth and maximum leverage ratios, material inaccuracy of representations and warranties, bankruptcy and involuntary proceedings, cross-defaults under other agreements and other customary defaults.

Each of the Lenders is also a lender under a separate credit agreement, dated as of August 30, 2006 (the “Credit Agreement”), by and among ACGL, various subsidiaries of ACGL designated as borrowers and the other lenders named therein.  The Credit Agreement was filed as an exhibit to ACGL’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 31, 2006.

ITEM 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report is incorporated by reference.

ITEM 9.01             Exhibits.

EXHIBIT NO.	DESCRIPTION

10.1

Amended and Restated Letter of Credit and Reimbursement Agreement, dated as of December 21, 2006, by and among Arch Reinsurance Ltd., as obligor, Barclays Capital, as mandated lead arranger, Barclays Bank PLC, as agent and lender, and ING Bank N.V., London Branch and Lloyds TSB Bank plc, as lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

ARCH CAPITAL GROUP LTD.

Date: December 22, 2006	By:	/s/ John D. Vollaro
		Name:	John D. Vollaro
		Title:	Executive Vice President,
Chief Financial Officer and
Treasurer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1

Amended and Restated Letter of Credit and Reimbursement Agreement, dated as of December 21, 2006, by and among Arch Reinsurance Ltd., as obligor, Barclays Capital, as mandated lead arranger, Barclays Bank PLC, as agent and lender, and ING Bank N.V., London Branch and Lloyds TSB Bank plc, as lenders